UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006
CELL GENESYS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19986 (Commission File Number)	94-3061375 (I.R.S. Employer Identification Number)
500 Forbes Boulevard
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)
(650) 266-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
          On February 21, 2006, Cell Genesys, Inc. (the “Company”) completed the disposition of its holdings of common stock of Abgenix, Inc. (“Abgenix”). Since January 1, 2006, the Company has sold approximately 3.0 million shares of Abgenix common stock through a series of periodic sales in the open market, resulting in gross proceeds of $65.5 million. Abgenix was formed as a wholly-owned subsidiary of the Company in 1996 to further the development and commercialization of the Company’s antibody technology.
Item 2.02 Results of Operations and Financial Condition
          On February 21, 2006, the Company issued a press release setting forth its financial results for the fourth quarter and year ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Exhibit

99.1	Text of press release of Cell Genesys, Inc., dated February 21, 2006 (furnished, not filed).

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL GENESYS, INC.
Date: February 22, 2006	By:	/s/ SHARON E. TETLOW
		Name:	Sharon E. Tetlow
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Text of press release of Cell Genesys, Inc., dated February 21, 2006 (furnished, not filed).